Exhibit 21.1
SUBSIDIARIES OF DOORDASH, INC.1

Name of Subsidiary	State or Jurisdiction of Organization
Wolt Oy (46)	Finland
Wolt Services Oy (23)	Finland
Wolt Romania S.R.L. (1)	Romania
Wolt Technologies Greece Provision of Food Services S.A. (1)	Greece
Wolt Financial Solutions Oy (2)	Finland
DoorDash G&C, LLC	Delaware (United States)
DoorDash Essentials HoldCo, LLC (3)[2]	Delaware (United States)
DoorDash Essentials Canada HoldCo, Inc (1)	British Columbia (Canada)
DoorDash Essentials Canada Inc. (1)	British Columbia (Canada)
DoorDash Essentials, LLC (1)[3]	Delaware (United States)
SevenRooms, LLC (2)[2]	Delaware (United States)
SevenRooms Holdings Ltd (4)	England & Wales (United Kingdom)
Deliveroo Limited (1)	England & Wales (United Kingdom)
RooFoods LTD (14)[2]	England & Wales (United Kingdom)
Deliveroo DMCC (11)	United Arab Emirates
Deliveroo International LTD (6)	England & Wales (United Kingdom)
Deliveroo Italy SRL (1)	Italy
Deliveroo LLC (1)	Qatar
RooFoods Editions Kitchens Center LLC (3)	United Arab Emirates
RooFoods Food Delivery LLC (1)	United Arab Emirates
Deliveroo Hop Trading LLC (1)	United Arab Emirates
Symbiosys LLC (1)	Delaware (United States)
DoorDash New Zealand HoldCo, LLC (1)	Delaware (United States)
Chowbotics, LLC (1)	Delaware (United States)
DashCorps, Inc. (1)[3]	Delaware (United States)
Agora Insurance, Inc.	Hawaii (United States)

1 Pursuant to Item 601(b)(21)(ii) of Regulation S-K, this list omits (i) certain subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, and (ii) consolidated wholly-owned multiple subsidiaries that carry on the same line of business (i.e., the operation of our Marketplaces and Commerce Platform, including the provision of support services). The number in parentheses following the name of certain subsidiaries (each, an “Intermediate Parent Subsidiary”) indicates the number of wholly-owned direct subsidiaries of such Intermediate Parent Subsidiary which have been omitted on the basis of clause (ii) of the preceding sentence. All omitted wholly-owned direct subsidiaries of the Intermediate Parent Subsidiaries operate in foreign countries, unless otherwise specified.
2 One wholly-owned direct subsidiary of this Intermediate Parent Subsidiary operates in the United States.
3 The wholly-owned direct subsidiary of this Intermediate Parent Subsidiary operates in the United States.